Exhibit 99.1

GSV Capital Corp. Reports Second Quarter 2018 Financial Results

Net Asset Value of $10.46 per Share as of June 30, 2018

WOODSIDE, Calif., August 8, 2018 (GLOBE NEWSWIRE) -- GSV Capital Corp. (“GSV Capital” or the “Company”) (Nasdaq:GSVC) today announced financial results for the quarter ended June 30, 2018. Net assets totaled approximately $217.1 million, or $10.46 per share, at June 30, 2018, as compared to $9.64 per share at December 31, 2017 and $9.11 per share at June 30, 2017.

"We are pleased to report a strong second quarter for GSV Capital, which was highlighted by Spotify's successful public listing and also driven by positive developments across the portfolio,” said Michael Moe, Chairman of GSV Capital’s Board of Directors.

"Looking ahead, GSV Capital is well positioned to execute against its disciplined growth investment strategy," Moe continued. “We believe we have developed a portfolio and pipeline of  leading, late-stage venture-backed companies with strong operating fundamentals and the potential for scaled valuation growth. At the same time, the IPO environment continues to show signs of strength, which has historically been a catalyst our stock."

Investment Portfolio as of June 30, 2018

At June 30, 2018, GSV Capital held positions in 28 portfolio companies with an aggregate fair value of approximately $216.3 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, GSV Capital’s investment portfolio has become more concentrated around its top positions. For example, the Company’s top five portfolio company investments accounted for 62.1% of the total portfolio at fair value, excluding treasuries, as of June 30, 2018, compared to 41.8% as of June 30, 2017.

Top Five Investments at June 30, 2018

$ in millions (rounded)	Fair Value	% of Total Portfolio
Spotify Technology S. A.	$39.6	18.3%
Palantir Technologies, Inc.	35.5	16.4
Dropbox, Inc.	25.5	11.8
Coursera, Inc.	18.4	8.5
StormWind, LLC	15.3	7.1
Total	$134.3	62.1%

Of the five key investment themes GSV Capital has identified in its portfolio as of June 30, 2018, Education Technology is its largest commitment, accounting for 30.1% of the total portfolio (excluding treasuries) at fair value. Cloud Computing and Big Data represents 29.6% of the total portfolio (excluding treasuries) at fair value, and Social Mobile, Marketplaces, and Sustainability represent 21.5%, 18.4% and 0.4% of the total portfolio (excluding treasuries) at fair value, respectively

Second Quarter 2018 Portfolio Investment Activity

During the three months ended June 30, 2018, GSV Capital made the following new investment:

Portfolio Company	Investment	Transaction Date	Gross Payments
SharesPost, Inc. (1)	Common Shares	6/15/2018	$100,221

During the three months ended June 30, 2018, GSV Capital sold investments in the following portfolio company:

Portfolio Company	Shares Sold	Average Net Share Price	Net Proceeds (in millions)	Realized Gain (in millions) (3)
General Assembly Space, Inc. (2)	259,765	$35.92	$7.8	$3.3

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(1)	On June 15, 2018 GSV Capital exercised its 770,934 warrants to purchase shares of SharesPost, Inc.'s common stock, with a $0.13 strike price.

(2)	On April 16, 2018, Adecco Group, a Swiss staffing company, announced that it was acquiring technology education provider General

Assembly Space, Inc. for $412.5 million, including debt financing. GSV Capital received approximately $7.8 million in net proceeds as a result of the transaction prior to quarter-end. GSV Capital expects to receive approximately $1.5 million of additional proceeds related to the transaction, and currently being held in escrow, in 2019.

(3)	Includes expected escrow proceeds of $1.5 million described above.

Second Quarter 2018 Financial Results

	Quarter Ended June 30, 2018		Quarter Ended June 30, 2017
	$ in millions	per share	$ in millions	per share

Net investment loss	$(5.4)	$(0.26)	$(5.9)	$(0.27)

Net realized gain/(loss) on investments	3.4	0.16	(0.7)	(0.03)

Net change in unrealized appreciation of investments, net of tax benefit(1)	10.9	0.52	12.8	0.58

Net increase in net assets resulting from operations - basic	$8.9	$0.42	$6.2	$0.28

Repurchase of common stock(2)	(2.2)	0.05	-	-

Increase/(decrease) in net asset value	$6.7	$0.47	$6.2	$0.28

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(1)	Includes related net tax benefit of $1,010,871 for Q2 2018.

(2)	During the quarter ended June 30, 2018, the Company repurchased 315,625 shares of GSV Capital common stock for approximately $2.2 million in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 21.0 million and 22.2 million for the quarters ended June 30, 2018 and 2017, respectively.

GSV Capital’s liquid assets were $158.6 million as of June 30, 2018, consisting of $93.5 million of cash and $65.1 million of marketable securities, $25.5 million of which is subject to sales restrictions.

At quarter-end and as of August 8, 2018, GSV Capital did not have any borrowings outstanding under its $12.0 million credit facility.

Share Repurchase Program

Under the publicly announced share repurchase program, as of June 30, 2018, the Company had repurchased 1,430,090 shares of its common stock for approximately $8.3 million. From July 1, 2018 through August 8, 2018, the Company repurchased an additional 230,623 shares of its common stock for an aggregate purchase price of $1.6 million.

As of August 8, 2018, the dollar value of shares that may yet be purchased by the Company under the program is approximately $5.0 million.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 800-682-0995, and the conference call access number for participants outside the U.S. is +1 334-323-0523. The conference ID number for both access numbers is 8260328.  Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 15, 2018 by dialing 888-203-1112 (U.S.) or +1 334-323-0505 (International) and using conference ID number 8260328.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe and CEO Mark Klein, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

(650) 235-4769

IR@gsvam.com

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2018	December 31, 2017
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $115,469,512 and $137,526,726, respectively)	$178,256,152	$179,908,234
Non-controlled/affiliate investments (cost of $42,212,967 and $41,886,312, respectively)	8,170,787	16,473,098
Controlled investments (cost of $22,568,505 and $23,161,314, respectively)	29,839,622	24,207,161
Total Portfolio Investments	216,266,561	220,588,493
Investments in U.S. Treasury bills (cost of $99,973,483 and $99,985,833, respectively)	99,986,200	99,994,000
Total Investments (cost of $280,224,467 and $302,560,185, respectively)	316,252,761	320,582,493
Cash	93,485,576	59,838,600
Due from controlled investments	—	840
Escrow proceeds receivable	1,660,279	603,456
Interest and dividends receivable	285,783	35,141
Prepaid expenses and other assets	88,232	208,983
Deferred financing costs	52,917	413,023
Total Assets	411,825,548	381,682,536
LIABILITIES
Due to GSV Asset Management(1)	233,005	231,697
Accounts payable and accrued expenses	559,537	458,203
Accrued incentive fees, net of waiver of incentive fees(1)	8,337,504	9,278,085
Accrued management fees, net of waiver of management fees(1)	316,888	424,447
Accrued interest payable	1,268,750	1,056,563
Payable for securities purchased	89,615,630	89,485,825
Deferred tax liability	6,247,915	7,602,301
5.25% Convertible Senior Notes due September 15, 2018(2)	49,849,273	68,382,549
4.75% Convertible Senior Notes due March 28, 2023(2)	38,248,433	—
Total Liabilities	194,676,935	176,919,670

Net Assets	$217,148,613	$204,762,866
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 20,750,913 and 21,246,345 issued and outstanding, respectively)	$207,509	$212,463
Paid-in capital in excess of par	199,178,414	202,584,012
Accumulated net investment loss	(14,003,040)	(8,593,717)
Accumulated net realized gains on investments	2,328,862	140,100
Accumulated net unrealized appreciation of investments	29,436,868	10,420,008
Net Assets	$217,148,613	$204,762,866
Net Asset Value Per Share	$10.46	$9.64

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(1)	This balance references a related-party transaction.
(2)	As of June 30, 2018 and December 31, 2017, the 5.25% Convertible Senior Notes due September 15, 2018 had a face value of $49,982,000 and $69,000,000, respectively. As of June 30, 2018 and December 31, 2017, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000 and $0, respectively.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$8,932	$8,434	$10,612	$16,807
Other income	—	73,096	—	73,096
Non-controlled/affiliate investments:
Interest income	221,813	96,695	455,895	192,372
Controlled investments:
Interest income	11,328	67,368	24,901	126,777
Dividend income	350,000	125,000	350,000	300,000
Total Investment Income	592,073	370,593	841,408	709,052
OPERATING EXPENSES
Management fees(1)	1,286,066	1,359,180	2,609,642	2,813,600
Incentive fees(1)	2,588,085	2,430,825	4,059,419	4,148,133
Costs incurred under Administration Agreement(1)	397,113	449,110	821,258	980,594
Directors’ fees	86,250	73,063	172,500	155,980
Professional fees	326,798	702,808	666,696	964,998
Interest expense	1,473,695	1,155,060	2,613,758	2,281,833
Income tax expense	26,229	45,690	148,499	46,490
Other expenses	160,036	207,716	649,306	360,297
Total Operating Expenses	6,344,272	6,423,452	11,741,078	11,751,925
Management fee waiver(1)	(335,403)	(169,898)	(490,347)	(351,700)
Incentive fee waiver(1)	—	—	(5,000,000)	—
Total operating expenses, net of waiver of management and incentive fees	6,008,869	6,253,554	6,250,731	11,400,225
Net Investment Loss	(5,416,796)	(5,882,961)	(5,409,323)	(10,691,173)
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	3,363,333	4,003	2,587,288	(22,781,750)
Controlled investments	—	(675,495)	(680)	(2,578,909)
Net Realized Gains/(Losses) on Investments	3,363,333	(671,492)	2,586,608	(25,360,659)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	—	—	(397,846)	—
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	10,555,021	15,403,432	20,409,685	45,564,382
Non-controlled/affiliate investments	(952,635)	(1,687,511)	(8,628,965)	(260,843)
Controlled investments	270,209	(963,393)	6,225,269	729,254
Net Change in Unrealized Appreciation of Investments	9,872,595	12,752,528	18,005,989	46,032,793
Benefit from taxes on unrealized depreciation of investments	1,010,871	—	1,010,871	—
Net Increase in Net Assets Resulting from Operations	$8,830,003	$6,198,075	$15,796,299	$9,980,961
Net Increase in Net Assets Resulting from Operations per Common Share:
Basic	$0.42	$0.28	$0.75	$0.45
Diluted(2)	$0.35	$0.26	$0.66	$0.44
Weighted-Average Common Shares Outstanding
Basic	20,968,850	22,181,003	21,059,254	22,181,003
Diluted(2)	28,866,674	27,932,818	27,796,112	27,932,818

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(1)	This balance references a related-party transaction.
(2)	For the three and six months ended June 30, 2018 and 2017, no potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
Per Basic Share Data	2018	2017	2018	2017
Net asset value at beginning of period	$9.99	$8.83	$9.64	$8.66
Net investment loss(1)	(0.26)	(0.27)	(0.26)	(0.48)
Net realized gain/(loss) on investments(1)	0.16	(0.03)	0.12	(1.14)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	—	(0.02)	—
Net change in unrealized appreciation/(depreciation) of investments(1)	0.47	0.57	0.86	2.08
Benefit from taxes on unrealized depreciation of investments(1)	0.05	—	0.05	—
Repurchase of common stock(1)	0.05	—	0.07	—
Net asset value at end of period	$10.46	$9.11	$10.46	$9.11
Per share market value at end of period	$6.86	$4.34	$6.86	$4.34
Total return based on market value(2)	(9.02)%	(3.13)%	25.87%	(13.72)%
Total return based on net asset value(2)	4.69%	3.17%	8.53%	5.20%
Shares outstanding at end of period	20,750,913	22,181,003	20,750,913	22,181,003
Ratios/Supplemental Data:
Net assets at end of period	$217,148,613	$202,109,771	$217,148,613	$202,109,771
Average net assets	$210,027,033	$196,335,041	$207,058,773	$193,899,415
Ratio of gross operating expenses to average net assets(3)	12.25%	13.12%	11.15%	12.22%
Ratio of incentive fee waiver to average net assets(3)	—%	—%	(2.41)%	—%
Ratio of management fee waiver to average net assets(3)	(0.65)%	(0.34)%	(0.48)%	(0.36)%
Ratio of net operating expenses to average net assets(3)	11.60%	12.78%	8.26%	11.86%
Ratio of net investment loss to average net assets(3)	(10.46)%	(12.02)%	(5.30)%	(11.12)%
Portfolio Turnover Ratio	0.05%	—%	0.10%	—%

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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses, including the $5.0 million accrued incentive fee forfeiture pursuant to GSV Asset Management’s waiver agreement, are not annualized. For the three and six months ended June 30, 2018, the Company excluded $0 and $352,667 of non-recurring expenses, respectively and did not annualize the incentive fee waiver. For the three and six months ended June 30, 2017, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.